CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2023 First Quarter Results
DOWNERS GROVE, III – April 27, 2023 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended March 31, 2023. For the three months ended March 31, 2023 and 2022, Net Income was $1.1 million, or $0.02 per diluted share, compared to Net Income of $9.5 million, or $0.14 per diluted share, respectively.
First Quarter 2023 Highlights:
•NAREIT FFO of $0.41 per diluted share
•Core FFO of $0.40 per diluted share
•Same Property Net Operating Income (“NOI”) growth of 3.2%
•Leased Occupancy as of March 31, 2023 of 96.1%
•Executed 64 leases totaling approximately 254,000 square feet of GLA, of which 142,000 square feet was executed at a blended comparable lease spread of 7.0%
•Acquired the four remaining retail properties from its unconsolidated joint venture, IAGM, for an aggregate purchase price of $222.3 million, assuming aggregate mortgage debt of $92.5 million

“InvenTrust’s Sun Belt concentrated, necessity-based portfolio continues to produce impressive results,” stated Daniel (DJ) Busch, President and CEO of InvenTrust. “When we evaluate the continuing tailwinds in our sector and positive elements affecting our portfolio, the momentum we are building as a company is clear. Our simple and focused portfolio is well-positioned to produce strong sector leading internal growth and with our balance sheet capacity, we can grow through acquisitions without the immediate need for external funding should the capital markets remain in flux.”

NET INCOME
•Net Income for the three months ended March 31, 2023 was $1.1 million, or $0.02 per diluted share, compared to Net Income of $9.5 million, or $0.14 per diluted share, for the same period in 2022.
NAREIT FFO
•NAREIT FFO for the three months ended March 31, 2023 was $28.0 million, or $0.41 per diluted share, compared to $31.7 million, or $0.47 per diluted share, for the same period in 2022.
CORE FFO
•Core FFO for the three months ended March 31, 2023 was $27.4 million, or $0.40 per diluted share, compared to $29.0 million, or $0.43 per diluted share, for the same period in 2022.
SAME PROPERTY NOI
•Same Property NOI for the three months ended March 31, 2023 was $35.8 million, a 3.2% increase, compared to the same period in 2022.

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DIVIDEND
•For the quarter ending March 31, 2023, the Board of Directors declared a quarterly cash distribution of $0.2155 per share, paid on April 14, 2023.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of March 31, 2023, the Company’s Leased Occupancy was 96.1%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 98.8% and Small Shop Leased Occupancy was 91.4%. Anchor and Small Shop Leased Occupancy both increased 10 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 210 basis points, which equates to approximately $4.2 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the first quarter were 7.0%.
•Annualized Base Rent PSF (“ABR”) as of March 31, 2023 was $19.12, an increase of 2.6% compared to the same period in 2022. Anchor Tenant ABR PSF was $12.37 and Small Shop ABR PSF was $32.20 for the first quarter.
•Acquired the four remaining retail properties on January 18, 2023 from its unconsolidated joint venture, IAGM, for an aggregate purchase price of $222.3 million by acquiring 100% of the membership interests in each of IAGM’s wholly owned subsidiaries. The Company assumed aggregate mortgage debt of $92.5 million and two related interest rate swaps with an aggregate notional amount of $75.0 million. The remaining balance of the transaction was funded with available liquidity.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $436.0 million of total liquidity, as of March 31, 2023, comprised of $86.0 million of Pro Rata Cash and $350.0 million of availability under its Revolving Credit Facility. As of March 31, 2023, net assets of IAGM were $28.6 million, inclusive of cash and cash equivalents of $30.7 million.
•InvenTrust has $92.5 million of debt maturing in 2023 and $15.7 million of debt maturing in 2024, as of March 31, 2023.
•As of March 31, 2023, the Company's weighted average interest rate on its debt was 4.0% and the weighted average remaining term was 4.6 years.
SUBSEQUENT ACTIVITY
•Effective April 3, 2023, the Company’s variable rate on $100.0 million of term loans was swapped to a fixed rate of 3.69%, achieving an all-in interest rate of 4.99%. In tandem with other interest rate swaps, the entirety of the Company's variable rate term loans were swapped to fixed rates through the respective maturity dates.

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2023 GUIDANCE
InvenTrust has updated its 2023 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current			Previous
Net Income per diluted share (1)	$0.06	—	$0.11	$0.23	—	$0.28
NAREIT FFO per diluted share (2)	$1.64	—	$1.69	$1.64	—	$1.69
Core FFO per diluted share	$1.59	—	$1.64	$1.59	—	$1.64
Same Property NOI (“SPNOI”) Growth	3.50%	—	5.00%	3.50%	—	5.00%
General and administrative	$31,250	—	$32,750	$31,250	—	$32,750
Interest expense, net (3)	$34,500	—	$35,500	$34,500	—	$35,500
Adjustments for uncollectibility (4)	50 bps	—	150 bps	50 bps	—	150 bps
Net investment activity (5)	~ $150,000			~ $150,000
The Company’s 2023 Guidance contemplates the following assumptions:
(1) Net Income per diluted share excludes effects from potential acquisitions or dispositions.
(2) NAREIT FFO per diluted share:
•Excludes effects from potential acquisitions or dispositions.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items of which, in our judgement, are not pertinent to measuring on-going operating performance.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting, which can result in volatility in straight-line rental income adjustments.
(3) Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of $1.5 million to $2.5 million.
(4) Adjustments for uncollectibility are reflected as basis points of expected total revenue.
(5) Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's 2023 Guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. For example, the Company’s guidance is inclusive of prior period rent that the Company anticipates collecting. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.
The following table provides a reconciliation of the range of the Company's 2023 estimated net income per diluted share to estimated NAREIT FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income	$0.06	$0.11
Depreciation and amortization related to investment properties	1.58	1.58
NAREIT FFO Applicable to Common Shares and Dilutive Securities	1.64	1.69
Amortization of market-lease intangibles and inducements, net	(0.06)	(0.06)
Straight-line rent adjustments, net	(0.04)	(0.04)
Adjusting items, net (a)	0.05	0.05
Core FFO Applicable to Common Shares and Dilutive Securities	$1.59	$1.64
(a)Adjusting items, net, are primarily amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of our joint venture, and miscellaneous and settlement income.
The Company does not provide a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income within this press release because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to our results.
CONFERENCE CALL INFORMATION
Date:        Friday, April 28, 2023
Time:        10:00 a.m. ET
Dial-in:         (833) 470-1428 / Access Code: 247294
Webcast:     https://events.q4inc.com/attendee/325130079
Replay
Webcast Archive: https://www.inventrustproperties.com/investor-relations/
A webcast replay will be available shortly after the conclusion of the presentation using the webcast link above.

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Definitions

NON-GAAP FINANCIAL MEASURES
This Earnings Release includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company's computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of our non-GAAP measures to the most directly comparable GAAP financials measures are included herein.
SAME PROPERTY NOI or SPNOI
Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented. NOI excludes general and administrative expenses, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments such as straight-line rent adjustments, amortization of market lease intangibles, and amortization of lease incentives ("GAAP Rent Adjustments").
NAREIT FUNDS FROM OPERATIONS (NAREIT FFO) and CORE FFO
Our non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.
ADJUSTED EBITDA
Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis.
NET DEBT-TO-ADJUSTED EBITDA
Net Debt-to-Adjusted EBITDA is Net Debt divided by Adjusted EBITDA on a trailing twelve month basis.
PRO RATA
Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count, for the three months ended March 31, 2022 and as of December 31, 2022. As of March 31, 2023, as a result of the Company’s acquisition of the remaining IAGM properties, net assets of IAGM were $28.6 million, inclusive of cash and cash equivalents of $30.7 million, which has been included as part of Pro Rata Cash.

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Financial Statements
Condensed Consolidated Balance Sheets
In thousands, except share amounts

	As of March 31	As of December 31
	2023	2022
Assets	(unaudited)
Investment properties
Land	$691,401	$650,764
Building and other improvements	1,930,980	1,825,893
Construction in progress	7,046	5,005
Total	2,629,427	2,481,662
Less accumulated depreciation	(407,309)	(389,361)
Net investment properties	2,222,118	2,092,301
Cash, cash equivalents and restricted cash	69,291	137,762
Investment in unconsolidated entities	15,706	56,131
Intangible assets, net	138,210	101,167
Accounts and rents receivable	30,306	34,528
Deferred costs and other assets, net	55,823	51,145
Total assets	$2,531,454	$2,473,034

Liabilities
Debt, net	$832,986	$754,551
Accounts payable and accrued expenses	29,474	42,792
Distributions payable	14,548	13,837
Intangible liabilities, net	34,491	29,658
Other liabilities	33,550	28,287
Total liabilities	945,049	869,125
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,508,641 shares issued and outstanding as of March 31, 2023 and 67,472,553 shares issued and outstanding as of December 31, 2022	68	67
Additional paid-in capital	5,459,087	5,456,968
Distributions in excess of accumulated net income	(3,893,262)	(3,879,847)
Accumulated comprehensive income	20,512	26,721
Total stockholders' equity	1,586,405	1,603,909
Total liabilities and stockholders' equity	$2,531,454	$2,473,034

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Financial Statements, continued
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
In thousands, except share and per share amounts, unaudited

	Three Months Ended March 31
	2023	2022
Income
Lease income, net	$64,830	$57,768
Other property income	295	264
Other fee income	80	754
Total income	65,205	58,786

Operating expenses
Depreciation and amortization	26,758	22,829
Property operating	10,230	8,285
Real estate taxes	9,628	8,043
General and administrative	7,731	7,887
Total operating expenses	54,347	47,044

Other (expense) income
Interest expense, net	(9,509)	(4,809)
Loss on extinguishment of debt	—	(96)
Equity in (losses) earnings of unconsolidated entities	(663)	2,716
Other income and expense, net	447	(52)
Total other (expense) income, net	(9,725)	(2,241)

Net income	$1,133	$9,501

Weighted-average common shares outstanding - basic	67,508,641	67,354,717
Weighted-average common shares outstanding - diluted	67,654,524	67,576,038

Net income per common share - basic	$0.02	$0.14
Net income per common share - diluted	$0.02	$0.14

Distributions declared per common share outstanding	$0.22	$0.21
Distributions paid per common share outstanding	$0.20	$0.20

Comprehensive (loss) income
Net income	$1,133	$9,501
Unrealized (loss) gain on derivatives	(3,317)	15,406
Reclassification (to) from net income	(2,892)	1,025
Comprehensive (loss) income	$(5,076)	$25,932

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Reconciliation of Non-GAAP Measures
In thousands

Same Property NOI

	Three Months Ended March 31
	2023	2022
Income
Minimum base rent	$33,879	$32,124
Real estate tax recoveries	6,747	6,403
Common area maintenance, insurance, and other recoveries	5,875	5,627
Ground rent income	3,470	3,343
Short-term and other lease income	1,274	1,054
Provision for uncollectible billed rent and recoveries	(282)	(230)
Reversal of uncollectible billed rent and recoveries	538	841
Other property income	255	267
Total income	51,756	49,429

Operating Expenses
Property operating	8,337	7,563
Real estate taxes	7,580	7,141
Total operating expenses	15,917	14,704

Same Property NOI	$35,839	$34,725

Reconciliation of Net Income to Same Property NOI

	Three Months Ended March 31
	2023	2022
Net income	$1,133	$9,501
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(447)	52
Equity in losses (earnings) of unconsolidated entities	663	(2,716)
Interest expense, net	9,509	4,809
Loss on extinguishment of debt	—	96
Depreciation and amortization	26,758	22,829
General and administrative	7,731	7,887
Other fee income	(80)	(754)
Adjustments to NOI (a)	(2,559)	(3,872)
NOI	42,708	37,832
NOI from other investment properties	(6,869)	(3,107)
Same Property NOI	$35,839	$34,725
(a)Adjustments to NOI include termination fee income and expense and GAAP Rent Adjustments.

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Reconciliation of Non-GAAP Measures, continued
in thousands, except share and per share amounts

NAREIT FFO and Core FFO

The following table presents a reconciliation of Net Income to NAREIT FFO and Core FFO Attributable to Common Shares and Dilutive Securities and provides additional information related to its operations:

	Three Months Ended March 31
	2023	2022
Net income	$1,133	$9,501
Depreciation and amortization related to investment properties	26,543	22,622
Unconsolidated joint venture adjustments (a)	342	(465)
NAREIT FFO Applicable to Common Shares and Dilutive Securities	28,018	31,658
Amortization of above and below-market leases and lease inducements, net	(1,516)	(2,547)
Straight-line rent adjustments, net	(909)	(1,157)
Adjusting items, net (b)	1,934	873
Unconsolidated joint venture adjusting items, net (c)	(156)	194
Core FFO Applicable to Common Shares and Dilutive Securities	$27,371	$29,021

Weighted average common shares outstanding - basic	67,508,641	67,354,717
Dilutive effect of unvested restricted shares (d)	145,883	221,321
Weighted average common shares outstanding - diluted	67,654,524	67,576,038

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.41	$0.47
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.40	$0.43
(a)Represents our share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of our joint venture, and miscellaneous and settlement income.
(c)Represents our share of amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.

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EBITDA and Adjusted EBITDA
Dollars in thousands

	Three Months Ended March 31
	2023	2022
Net income	$1,133	$9,501
Interest expense, net	9,509	4,809
Income tax expense	126	82
Depreciation and amortization	26,758	22,829
Unconsolidated joint venture adjustments (a)	423	2,260
EBITDA	37,949	39,481
Adjustments to reconcile to Adjusted EBITDA
Loss on debt extinguishment	—	96
Non-operating income and expense, net (b)	865	(94)
Other leasing adjustments (c)	(2,425)	(3,704)
Unconsolidated joint venture adjusting items, net (d)	(172)	(1,924)
Adjusted EBITDA	$36,217	$33,855
(a)Represents our share of depreciation, amortization, interest expense, net, and income tax expense related to IAGM.
(b)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as basis difference recognition arising from acquiring the four remaining properties of our joint venture, and miscellaneous and settlement income.
(c)Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments.
(d)Represents our share of loss on extinguishment of debt, amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and non-operating income and expense, net, related to IAGM.

Financial Leverage Ratios
Dollars in thousands

The following table presents the calculation of net debt and Net Debt-to-Adjusted EBITDA:

	As of March 31	As of December 31
	2023*	2022*
Net Debt:
Outstanding Debt, net	$832,986	$805,253
Less: Pro Rata Cash	(86,002)	(164,448)
Net Debt	$746,984	$640,805

Net Debt-to-Adjusted EBITDA (trailing 12 months):
Net Debt	$746,984	$640,805
Adjusted EBITDA (trailing 12 months)	134,730	132,368
Net Debt-to-Adjusted EBITDA	5.5x	4.8x

*Pro Rata Cash as of March 31, 2023 includes cash remaining at our JV. Outstanding debt, net, and Net Debt as of December 31, 2022 are Pro Rata.

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About InvenTrust Properties Corp.
InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. For more information, please visit www.inventrustproperties.com.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company’s 2023 guidance, portfolio resilience and positioning, and acquisition growth or regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “outlook,” “guidance,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; the effects and duration of the COVID-19 pandemic; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

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